Exhibit 99.1

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Relations Contact

Pam Erickson

617-296-6080

pam.erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact

Brett Goodman

646-521-4406

brett.goodman@etrade.com

E*TRADE FINANCIAL ANNOUNCES RESULTS OF DEBT EXCHANGE OFFER

Over $1.7 billion of Zero Coupon Convertible Debentures due 2019 to be exchanged for Interest Bearing Debt

New York, NY, August 20, 2009 – E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) announced today results of its previously announced debt exchange offer (the “Exchange Offer”) to exchange newly-issued zero coupon Convertible Debentures due 2019 (the “Debentures”) for all of its 8% Senior Notes due 2011 (the “2011 Notes”) and a portion of its 12.5% Springing Lien Notes due 2017 (the “2017 Notes”, and together with the 2011 Notes, the “Notes”). As previously announced, the Debentures issued in exchange for any Notes tendered during the period that ended at midnight, New York City time, on July 1, 2009 (the “Early Tender Period”) will be Class A Debentures, which have a conversion price of $1.0340 per share, and the Debentures issued in exchange for any Notes tendered after the Early Tender Period and before the expiration of the Exchange Offer will be Class B Debentures, which will have a conversion price of $1.5510 per share. The Class A Debentures and Class B Debentures will be identical in all other respects. Also as previously announced, the offer to exchange 2017 Notes was oversubscribed during the Early Tender Period and, as such, acceptance of 2017 Notes tendered during that period was prorated and no 2017 Notes were accepted for exchange after July 1, 2009. The Exchange Offer expired at midnight New York City time on August 19, 2009. The results of the Exchange Offer are summarized in the table below.

	Notes Tendered	Notes Accepted
Early Tender Period:
2011 Notes	$429,616,000	$429,616,000
2017 Notes	$1,407,178,248	$1,310,000,000

Post-Early Tender Period:
2011 Notes	$2,255,000	$2,255,000
2017 Notes	—	—

The foregoing results with respect to 2011 Notes tendered after the Early Tender Period represent the Company’s preliminary calculations of 2011 Notes tendered, and are subject to change. The Company anticipates that the Exchange Offer will close on August 24, 2009.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing, and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

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Important Notices

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation.

Forward-Looking Statements. The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the ability of the Company to complete the Exchange Offer. The uncertainties and risks include, but are not limited to, potential negative regulatory consequences resulting from actions by the OTS or other regulators and related matters. Additional uncertainties and risks affecting the business, financial condition, results of operations and prospects of the Company include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, including changes to the U.S. Treasury’s Troubled Asset Relief Program, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the “Risk Factors” section of the Company’s prospectus supplements dated June 18 and July 2, 2009, and in the information included or incorporated in the annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K previously filed by E*TRADE FINANCIAL Corporation with the SEC (including information under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2009 E*TRADE FINANCIAL Corporation. All rights reserved.